Exhibit 10.3
SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”), is entered into and made effective as of August 8, 2008, by and between IR BIOSCIENCES HOLDINGS, INC., a Delaware corporation with its principal place of business located at 8767 E. Via De Ventura, Suite 190, Scottsdale, AZ 85258 (the “Company”), and the undersigned subsidiaries of the Company (each a “Guarantor,” and collectively together with the Company, the “Grantors”), in favor of Brencourt Advisors, LLC as agent (the “Secured Party”) for the holders of the Convertible Debentures referred to in the following paragraph (the “Holders”). The Secured Party shall have the rights and authority described in Annex A hereto.

WHEREAS, in connection with the Securities Purchase Agreement by and among the Company and the Holders of even date herewith (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue to the Holders (i) an aggregate original principal amount of up to $5,000,000 of senior secured convertible debentures (the “Convertible Debentures”), which shall be convertible into shares of the Company’s Common Stock (the “Conversion Shares”); and (ii) warrants (the “Warrants”) to be exercisable to acquire additional shares of Common Stock (the “Warrants Shares”) initially in that number of shares of Common Stock set forth in the Securities Purchase Agreement;

WHEREAS, each of the Guarantors (other than the Company) has executed and delivered a Guaranty dated the date hereof (the “Guaranty”) in favor of the Secured Party, with respect to the Company’s obligations under the Securities Purchase Agreement, the Convertible Debentures, and the Transaction Documents (as defined below); and

WHEREAS, each of the Guarantors shall receive a direct benefit from the Holders entering into the Securities Purchase Agreement, the Convertible Debentures, and the Transaction; and

WHEREAS, it is a condition precedent to each Holder’s purchasing the Convertible Debentures and Warrants pursuant to the Securities Purchase Agreement that the Grantors shall have executed and delivered to the Secured Party this Agreement providing for the grant to the Secured Party of a security interest in all personal property of each Grantor to secure all of the Company's obligations under the “Transaction Documents” (as defined in the Securities Purchase Agreement) (the “Transaction Documents”) and the Guarantors’ obligations under the Guaranty;

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.

DEFINITIONS AND INTERPRETATIONS

Section 1.1.                                Recitals.  The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

Section 1.2.                                Interpretations. Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.

Section 1.3.                                Definitions.                                Reference is hereby made to the Securities Purchase Agreement and the Convertible Debentures for a statement of the terms thereof.  All capitalized terms used in this Agreement and the recitals hereto and not defined herein shall have the meanings set forth in the Securities Purchase Agreement, the Convertible Debentures, or in Articles 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New Jersey (the "Code").

Section 1.4.                                Other Definitions.  As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Event of Default” shall be deemed to have occurred under this Agreement upon an Event of Default under and as defined in the Convertible Debentures.

ARTICLE 2.

PLEDGED PROPERTY

Section 2.1.	Grant of Security Interest.

(a)           As collateral security for all of the Obligations (as defined in Section 2.2 hereof), each Grantor hereby pledges and assigns to the Secured Party, and grants to the Secured Party for its benefit, a continuing security interest in and to all personal property of each Grantor, wherever located and whether now or hereinafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including without limitation, all Goods, Inventory, Equipment, Fixtures, Instruments (including promissory notes), Documents, Accounts (including health-care-insurance receivables, and license fees), Contracts, Contract Rights, Chattel Paper (whether tangible or electronic), Deposit Accounts (and in and to any deposits or other sums at any time credited to each such Deposit Account), Money, Letters of Credit and Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing), Commercial Tort Claims, Securities and all other Investment Property, General Intangibles (including payment intangibles and software), Farm Products, all books and records relating to any of the foregoing, and all supporting obligations, and any and all proceeds and products of any thereof, including proceeds of insurance covering any or all of the foregoing, wherever located, whether now owned, or now due, in which a Grantor has an interest or the power to transfer rights, or hereafter acquired, arising, or to become due, or in which a Grantor obtains an interest, or the power to transfer rights, and as more particularly described on Exhibit A attached hereto (collectively, the “Pledged Property”).

(b)           Simultaneously with the execution and delivery of this Agreement, each Grantor shall make, execute, acknowledge, file, record and deliver to the Secured Party such documents, instruments, and agreements, including, without limitation, financing statements, certificates, affidavits and forms as may, in the Secured Party’s reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Pledged Property.

Section 2.2                            Security for Obligations.  The security interest created hereby in the Pledged Property constitutes continuing collateral security for all of the following obligations, whether now existing or hereinafter incurred (collectively, the “Obligations”):

(a)  (i) the payment by the Company, as and when due and payable (by scheduled maturity, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Convertible Debentures, the other Transaction Documents, or any other amounts owing by it to the Secured Party, whether or not now in existence or hereinafter incurred, or (ii) in the case of any Guarantor, the payment by such Guarantor, as and when due and payable of all “Guaranteed Obligations” under (and as defined in) the Guaranty; and

(b)  the due performance and observance by the each Grantor of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including without limitation, with respect to any conversion or redemption rights of the Secured Party under the Convertible Debentures.

ARTICLE 3.

ATTORNEY-IN-FACT; PERFORMANCE

Section 3.1.	Secured Party Appointed Attorney-In-Fact.

Subject only to prior rights previously granted to YA Global Investments, L.P., the Grantors hereby appoint the Secured Party as its attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, exercisable after and during the continuance of an Event of Default, from time to time in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement, including, without limitation, to (a) receive and collect all instruments made payable to the Grantor representing any payments in respect of the Pledged Property or any part thereof and to give full discharge for the same; (b) demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Pledged Property as and when the Secured Party may determine, and (c) to facilitate collection, the Secured Party may notify account debtors and obligors on any Pledged Property to make payments directly to the Secured Party.  The foregoing power of attorney is a power coupled with an interest and shall be irrevocable until all Obligations are paid and performed in full.  The Grantors agree that the powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interests in the Pledged Property and shall not impose any duty upon the Secured Party to exercise any such powers.

Section 3.2.	Secured Party May Perform.

If a Grantor fails to perform any agreement contained herein, the Secured Party, at its option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by such Grantor under Section 8.3.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

Section 4.1.	Authorization; Enforceability.

Each of the parties hereto represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights or by the principles governing the availability of equitable remedies.

Section 4.2.	Ownership of Pledged Property.

Each Grantor represents and warrants that it is the legal and beneficial owner of the Pledged Property free and clear of any lien, security interest, option or other charge or encumbrance (each, a “Lien”) except for the security interest created by this Agreement and other Permitted Liens.  For purposes of this Agreement, “Permitted Liens” means: (1) the security interest created by this Agreement, (2) existing Liens which have been disclosed by the Company to the Secured Party on Schedule 4.2 attached hereto, including, without limitation, the lien on all Pledged Property granted to YA Global Investments, L.P.; (3) inchoate Liens for taxes, assessments or governmental charges or levies not yet due, as to which the grace period, if any, related thereto has not yet expired, or being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (4) Liens of carriers, materialmen, warehousemen, mechanics and landlords and other similar Liens which secure amounts which are not yet overdue or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (5) licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Company; (6) Liens securing capitalized lease obligations and purchase money indebtedness incurred solely for the purpose of financing an acquisition or lease; (7) easements, rights-of-way, restrictions, encroachments, municipal zoning ordinances and other similar charges or encumbrances, and minor title deficiencies, in each case not securing debt and not materially interfering with the conduct of the business of the Company and not materially detracting from the value of the property subject thereto; (8) Liens arising out of the existence of judgments or awards which judgments or awards do not constitute an Event of Default; (9) Liens incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance, pension liabilities and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature (other than appeal bonds) incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); (10) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) and contractual set-off rights held by such banking institution and which are within the general parameters customary in the banking industry and only burdening deposit accounts or other funds maintained with a creditor depository institution; (11) usual and customary set-off rights in leases and other contracts; and (12) escrows in connection with acquisitions and dispositions.

Section 4.3             Location of Pledged Property.

The Pledged Property is or will be kept at the address(es) of each Grantor set forth on the signature pages hereof, or such other locations as the Grantors have given the Secured Party written notice prior to the date hereof, and, unless otherwise provided herein, the Grantors will not remove any Pledged Property from such locations without the prior written consent of the Secured Party which consent shall not be unreasonably withheld.

Section 4.4             Location, State of Incorporation and Name of Grantors.

Each Grantor’s principal place of business, state of organization, organization identification number, and exact legal name is as set forth on each such Grantor’s signature page to this Agreement.

Section 4.5             Priority of Security Interest.

The security interest granted to the Secured Party hereunder shall be a second priority security interest subject to no other Liens other than the prior lien of YA Global Investments, L.P.  Except for the Permitted Liens, no financing statement covering any of the Pledged Property or any proceeds thereof is on file in any public office.

ARTICLE 5.

DEFAULT; REMEDIES

Section 5.1	Method of Realizing Upon the Pledged Property: Other Remedies.

If any Event of Default shall have occurred and be continuing:

(a)           The Secured Party may exercise in respect of the Pledged Property, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Pledged Property), and also may (i) take absolute control of the Pledged Property, including, without limitation, transfer into the Secured Party's name or into the name of its nominee or nominees (to the extent the Secured Party has not theretofore done so) and thereafter receive, for the benefit of the Secured Party, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to assemble all or part of the Pledged Property as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party that is reasonably convenient to both parties, and the Secured Party may enter into and occupy any premises owned or leased by a Grantor where the Pledged Property or any part thereof is located or assembled for a reasonable period in order to effectuate the Secured Party's rights and remedies hereunder or under law, without obligation to the Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Pledged Property for sale, (A) sell the Pledged Property or any part thereof in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable and/or (B) lease, license or dispose of the Pledged Property or any part thereof upon such terms as the Secured Party may deem commercially reasonable.  Each Grantor agrees that, to the extent notice of sale or any other disposition of the Pledged Property shall be required by law, at least ten (10) days' notice to the Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Pledged Property is to be made shall constitute reasonable notification.  The Secured Party shall not be obligated to make any sale or other disposition of any Pledged Property regardless of notice of sale having been given.  The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Pledged Property may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party accepts the first offer received and does not offer such Pledged Property to more than one offeree, and waives all rights that the Grantor may have to require that all or any part of such Pledged Property be marshaled upon any sale (public or private) thereof.  Each Grantor hereby acknowledges that (i) any such sale of the Pledged Property by the Secured Party may be made without warranty, (ii) the Secured Party may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Pledged Property.

(b)           Any cash held by the Secured Party as Pledged Property and all cash proceeds received by the Secured Party in respect of any sale of or collection from, or other realization upon, all or any part of the Pledged Property shall be applied (after payment of any amounts payable to the Secured Party pursuant to Section 8.3 hereof) by the Secured Party against, all or any part of the Obligations in such order as the Secured Party shall elect, consistent with the provisions of the Securities Purchase Agreement and the Debentures.  Any surplus of such cash or cash proceeds held by the Secured Party and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c)           In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Party is legally entitled, each Grantor shall be liable for the deficiency, together with interest thereon at the rate specified in the Convertible Debentures for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Secured Party to collect such deficiency.

(d)           Each Grantor hereby acknowledges that if the Secured Party complies with any applicable state, provincial, or federal law requirements in connection with a disposition of the Pledged Property, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Pledged Property.

(e)           The Secured Party shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Pledged Property) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Secured Party's rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that the Grantor lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

Section 5.2	Duties Regarding Pledged Property.

The Secured Party shall have no duty as to the collection or protection of the Pledged Property or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Pledged Property actually in the Secured Party’s possession.

ARTICLE 6.

AFFIRMATIVE COVENANTS

So long as any of the Obligations shall remain outstanding, unless the Secured Party shall otherwise consent in writing:

Section 6.1.	Existence, Properties, Etc.

(a)           Each Grantor shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary (i) to maintain Grantor’s due organization, valid existence and good standing under the laws of its state of incorporation, and (ii) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have a Material Adverse Effect (as defined below); and (b) each Grantor shall not do, or cause to be done, any act impairing the Grantor’s corporate power or authority (i) to carry on the Grantor’s business as now conducted, and (ii) to execute or deliver this Agreement or any other document delivered in connection herewith, including, without limitation, any UCC-1 Financing Statements required by the Secured Party (which other loan instruments collectively shall be referred to as the “Loan Instruments”) to which it is or will be a party, or perform any of its obligations hereunder or thereunder.  For purpose of this Agreement, the term “Material Adverse Effect” shall mean any material and adverse affect as determined by Secured Party in its reasonable discretion, whether individually or in the aggregate, upon (a) the Grantor’s assets, business, operations, properties or condition, financial or otherwise; (b) the Grantor’s ability to make payment as and when due of all or any part of the Obligations; or (c) the Pledged Property.

Section 6.2.	Financial Statements and Reports.

Each Grantor shall furnish to the Secured Party within a reasonable time such financial data as the Secured Party may reasonably request.

Section 6.3.	Accounts and Reports.

Each Grantor shall maintain a standard system of accounting in accordance with generally accepted accounting principles consistently applied (“GAAP”) and provide, at its sole expense, to the Secured Party as soon as available, a copy of any notice or other communication alleging any nonpayment or other material breach or default, or any foreclosure or other action respecting any material portion of its assets and properties, received respecting any of the indebtedness of the Grantor in excess of $500,000 (other than the Obligations)

Section 6.4.	Maintenance of Books and Records; Inspection.

Each Grantor shall maintain its books, accounts and records in accordance with GAAP, and permit the Secured Party, its officers and employees and any professionals designated by the Secured Party in writing, at any time during normal business hours and upon reasonable notice to visit and inspect any of its properties (including but not limited to the collateral security described in the Transaction Documents and/or the Loan Instruments), corporate books and financial records, and to discuss its accounts, affairs and finances with any employee, officer or director thereof (it being agreed that, unless an Event of Default shall have occurred and be continuing, there shall be no more than two (2) such visits and inspections in any Fiscal Year).

Section 6.5.	Maintenance and Insurance.

(a)           Each Grantor shall maintain or cause to be maintained, at its own expense, all of its material assets and properties in good working order and condition, ordinary wear and tear excepted, making all necessary repairs thereto and renewals and replacements thereof.

(b)           Each Grantor shall maintain or cause to be maintained, at its own expense, insurance in form, substance and amounts (including deductibles), which the Grantor deems reasonably necessary to the Company’s business, (i) adequate to insure all assets and properties of the Grantor of a character usually insured by persons engaged in the same or similar business against loss or damage resulting from fire or other risks included in an extended coverage policy; (ii) against public liability and other tort claims that may be incurred by the Grantor; (iii) as may be required by the Transaction Documents and/or applicable law and (iv) as may be reasonably requested by Secured Party, all with financially sound and reputable insurers.

Section 6.6.	Contracts and Other Collateral.

Each Grantor shall perform all of its obligations under or with respect to each instrument, receivable, contract and other intangible included in the Pledged Property to which the Grantor is now or hereafter will be party on a timely basis and in the manner therein required, including, without limitation, this Agreement, except to the extent the failure to so perform such obligations would not reasonably be expected to have a Material Adverse Effect.

Section 6.7.	Defense of Collateral, Etc.

Each Grantor shall defend and enforce its right, title and interest in and to any part of:  (a) the Pledged Property; and (b) if not included within the Pledged Property, those assets and properties whose loss would reasonably be expected to have a Material Adverse Effect, each against all manner of claims and demands on a timely basis to the full extent permitted by applicable law (other than any such claims and demands by holders of Permitted Liens).

Section 6.8.	Taxes and Assessments.

Each Grantor shall (a) file all material tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency (taking into account any extensions of the original due date), (b) pay and discharge all material taxes, assessments and governmental charges or levies imposed upon the Grantor, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all material taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Grantor in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto if and to the extent required by GAAP.

Section 6.9.	Compliance with Law and Other Agreements.

Each Grantor shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which the Grantor is a party or by which the Grantor or any of its properties is bound, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

Section 6.10.	Notice of Default.

The Grantors will immediately notify the Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Pledged Property and the amount or an estimate of the amount of such loss or diminution. The Grantors shall promptly notify the Secured Party of any condition or event which constitutes, or would constitute with the passage of time or giving of notice or both, an Event of Default, and promptly inform the Secured Party of any events or changes in the financial condition of any Grantor occurring since the date of the last financial statement of such Grantor delivered to the Secured Party, which individually or cumulatively when viewed in light of prior financial statements, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of the Grantor.

Section 6.11.	Notice of Litigation.

Each Grantor shall give notice, in writing, to the Secured Party of (a) any actions, suits or proceedings wherein the amount at issue is in excess of $250,000, instituted by any persons against the Grantor, or affecting any of the assets of the Company, and (b) any dispute, not resolved within fifteen (15) days of the commencement thereof, between the Grantor on the one hand and any governmental or regulatory body on the other hand, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of the Grantor.

Section 6.13.                         Future Subsidiaries.

If any Grantor shall hereafter create or acquire any subsidiary, simultaneously with the creation or acquisition of such subsidiary, such Grantor shall cause such subsidiary to become a party to this Agreement as an additional "Grantor" hereunder, and to duly execute and deliver a guaranty of the Obligations in favor of the Secured Party in form and substance reasonably acceptable to the Secured Party, and to duly execute and/or deliver such opinions of counsel and other documents, in form and substance reasonably acceptable to the Secured Party, as the Secured Party shall reasonably request with respect thereto.

Section 6.14.                         Changes to Identity.

Each Grantor will (a) give the Secured Party at least 30 days' prior written notice of any change in such Grantor's name, identity or organizational structure, (b) maintain its jurisdiction of incorporation, organization or formation as set forth on its respective signature page attached hereto, (C) immediately notify the Secured Party upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number.

Section 6.15.                         Establishment of Deposit Account, Dominion Account Agreements; Control.

Within ten (10) days of request therefor by the Secured Party, each Grantor, the Secured Party, and each applicable bank or other depository institution shall enter into a deposit account agreement (“Deposit Account Agreement”) in the form of Exhibit B with respect to each of the Grantor’s Deposit Accounts, including, without limitation, all savings, passbook, money market or other depository accounts, and all certificates of deposit, maintained by each Company with any bank, savings and loan association, credit union or other depository institution maintained or used by each Grantor providing dominion and control over such accounts to the Secured Party such that upon notice by the Secured Party to such bank or other depository institution of the occurrence of an Event of Default all actions under such account shall be taken solely at the Secured Party’s direction.  Each Grantor’s current Deposit Accounts are set forth on Schedule 6.14 attached hereto.

Each Grantor shall cause all cash, all collections and proceeds from accounts receivable, all receipts from credit card payments, and all proceeds from the sale of any Pledged Property to be deposited only into its Deposit Accounts in the ordinary course of business and consistent with past practices.

Each Grantor shall have valid and effective Deposit Account Agreements in place at all times with respect to all of its Deposit Accounts.  No Deposit Account shall be established, used or maintained by the Company unless it first enters into a Deposit Account Agreement.

With respect to each Deposit Account, from an after the occurrence of an Event of Default, the Secured Party shall have the right, at any time and from time to time, to exercise its rights under such Deposit Account Agreement, including, for the avoidance of any doubt, the exclusive right to give instructions to the financial institution at which such Deposit Account is maintained as to the disposition of funds or other property on deposit therein or credited thereto.  The Secured Party hereby covenants and agrees that it will not send any such notice to a financial institution at which any such Deposit Account is maintained directing the disposition of funds or other property therein unless and until the occurrence of an Event of Default.

In connection with the foregoing, each Grantor hereby authorizes and directs each bank or other depository institution which maintains any Deposit Account to pay or deliver to the Secured Party upon the Secured Party’s written demand thereof made at any time after the occurrence of an Event of Default has occurred all balances in each Deposit Account with such depository for application to the Obligations then outstanding.

Section 6.16                      Perfection of Security Interests.

(a)           Financing Statements.   The Grantors hereby irrevocably authorize the Secured Party, at the sole cost and expense of the Grantors, at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (a) indicate the Pledged Property (i) as all assets of Grantors or words of similar effect, regardless of whether any particular asset comprised in the Pledged Property falls within the scope of Article 9 of the Code of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Pledged Property relates.  Grantors agree to furnish any such information to the Secured Party promptly upon request.  Grantors also ratify their authorization for the Secured Party to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. The Grantors acknowledge that they are not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Secured Party and agree that they will not do so without the prior written consent of the Secured Party.  The Grantors acknowledge and agree that this Agreement constitutes an authenticated record.

(b)           Possession.  The Grantors (i) shall have possession of the Pledged Property, except where expressly otherwise provided in this Agreement or where the Secured Party chooses to perfect its security interest by possession in addition to the filing of a financing statement; and (ii) will, where Pledged Property is in the possession of a third party, join with the Secured Party in notifying the third party of the Secured Party’s security interest and obtaining an acknowledgment from the third party that it is holding the Pledged Property for the benefit of the Secured Party.

(c)           Control.  In addition to the provisions set forth in Section 6.15 above, the Grantors will cooperate with the Secured Party in obtaining control with respect to the Pledged Property consisting of (i) Investment Property, (ii) Letters of Credit and Letter-of-Credit Rights and (iii) electronic Chattel Paper.

(d)           Chattel Paper.  Marking of Chattel Paper. The Grantors will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to the Secured Party indicating that the Secured Party has a security interest in the Chattel Paper.

Section 6.17          Notice of Commercial Tort Claims. If any Grantor shall at any time acquire a Commercial Tort Claim, such Grantor shall immediately notify the Secured Party in a writing signed by such Grantor which shall (a) provide brief details of said claim and (b) grant to the Secured Party a security interest in said claim and in the proceeds thereof, all upon the terms of this Agreement, in such form and substance satisfactory to the Secured Party.

ARTICLE 7.

NEGATIVE COVENANTS

So long as any of the Obligations shall remain outstanding, unless the Secured Party shall otherwise consent in writing each Grantor covenants and agrees that it shall not:

Section 7.1.            Transfers, Liens and Encumbrances.

(a)           Sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Pledged Property, except Grantor may (i) sell or dispose of Inventory in the ordinary course of business, and (ii) sell or dispose of assets the Grantor  has determined, in good faith, not to be useful in the conduct of its business, and (iii) sell or dispose of accounts in the course of collection in the ordinary course of business consistent with past practice.

(b)           Directly or indirectly make, create, incur, assume or permit to exist any Lien in, to or against any part of the Pledged Property other than Permitted Liens.

Section 7.2.            Restriction on Redemption and Cash Dividends

Directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of the Secured Party.

Section 7.3.            Incurrence of Indebtedness.

Directly or indirectly, incur or guarantee, assume or suffer to exist any indebtedness, other than the indebtedness evidenced by the Convertible Debentures and other Permitted Indebtedness.  “Permitted Indebtedness” means: (i) indebtedness evidenced by Convertible Debentures; (ii) indebtedness described on the Disclosure Schedule to the Securities Purchase Agreement; (iii) indebtedness incurred solely for the purpose of financing the acquisition or lease of any equipment by the Company, including capital lease obligations with no recourse other than to such equipment; (iv) indebtedness (A) the repayment of which has been subordinated to the payment of the Convertible Debentures on terms and conditions acceptable to the Secured Party, including with regard to interest payments and repayment of principal, (B) which does not mature or otherwise require or permit redemption or repayment prior to or on the 91st day after the maturity date of any Convertible Debentures then outstanding; and (C) which is not secured by any assets of the Company; (v) indebtedness solely between the Grantor and/or one of its domestic subsidiaries, on the one hand, and the Grantor and/or one of its domestic subsidiaries, on the other which indebtedness is not secured by any assets of the Grantor or any of its subsidiaries, provided that (x) in each case a majority of the equity of any such domestic subsidiary is directly or indirectly owned by the Grantor, such domestic subsidiary is controlled by the Grantor and such domestic subsidiary has executed a security agreement in the form of this Agreement and (y) any such loan shall be evidenced by an intercompany note that is pledged by the Grantor or its subsidiary, as applicable, as collateral pursuant to this Agreement; (vi) reimbursement obligations in respect of letters of credit issued for the account of the Grantor or any of its subsidiaries for the purpose of securing performance obligations of the Grantor or its subsidiaries incurred in the ordinary course of business so long as the aggregate face amount of all such letters of credit does not exceed $500,000 at any one time; (vii) provided there is not an Event of Default when incurred, additional indebtedness incurred that at any one time does not exceed $1,500,000 individually or in the aggregate; and (viii) renewals, extensions and refinancing of any indebtedness described in clauses (i) or (iii) of this subsection.

Section 7.4.            Places of Business.

Change the location of its chief place of business, chief executive office or any place of business disclosed to the Secured Party, unless such change in location is to a different location within the United States and the Grantor provides notice to the Secured Party of new location within 10 days’ of such change in location.

ARTICLE 8.

MISCELLANEOUS

Section 8.1.	Notices.

All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on:  (a) the date of delivery, if delivered in person or by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by certified mail, return receipt requested to the party entitled to receive the same:

If to the Secured Party:	Brencourt Advisors, LLC
600 Lexington Avenue, 8th Floor
New York, NY 10022
Attention: Jeffrey Sledge
Senior Vice President
Telephone: (212) 313-9738
Facsimile: (212) 313-

If to the Company:	IR Biosciences Holdings, Inc.
8767 E. Via De Ventura, Suite 190
Scottsdale, AZ 85258
Attention: Chief Executive Officer
Telephone: (480) 922-4781
Facsimile: (602) 684-2677

With a copy to:	K&L Gates LLP
10100 Santa Monica Blvd., 7th Floor
Los Angeles, CA 90067
Attention: Thomas J. Poletti
Telephone: (310) 552-5045
Facsimile: (310) 552-5001

If to any other Grantor	To the address listed on the respective signature pages attached hereto

Any party may change its address by giving notice to the other party stating its new address.  Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party’s address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

Section 8.2.	Severability.

If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

Section 8.3.	Expenses.

In the event of an Event of Default, the Company will pay to the Secured Party the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel, which the Secured Party may incur in connection with:  (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Pledged Property; (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by the Grantor to perform or observe any of the provisions hereof.

Section 8.4.	Waivers, Amendments, Etc.

The Secured Party’s delay or failure at any time or times hereafter to require strict performance by Grantor of any undertakings, agreements or covenants shall not waive, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith.  Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type.  None of the undertakings, agreements and covenants of the Grantor contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party in the case of any such waiver, and signed by the Secured Party and the Grantor in the case of any such amendment, change or modification.  Further, no such document, instrument, and/or agreement purported to be executed on behalf of the Secured Party shall be binding upon the Secured Party unless executed by a duly authorized representative of the Secured Party.

Section 8.5.	Continuing Security Interest.

This Agreement shall create a continuing security interest in the Pledged Property and shall: (i) remain in full force and effect so long as any of the Obligations shall remain outstanding; (ii) be binding upon each Grantor and its successors and assigns; and (iii) inure to the benefit of the Secured Party and its successors and assigns.  Upon the payment or satisfaction in full of the Obligations, this Agreement and the security interest created hereby shall terminate, and, in connection therewith, each Grantor shall be entitled to the return, at its expense, of such of the Pledged Property as shall not have been sold in accordance with Section 5.2 hereof or otherwise applied pursuant to the terms hereof and the Secured Party shall deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

Section 8.6.	Independent Representation.

Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

Section 8.7.	Applicable Law: Jurisdiction.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws.  The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph, provided, however, that nothing herein shall prevent the Secured Party from enforcing its rights and remedies (including, without limitation, by filing a civil action) with respect to the Pledged Property and/or the Grantors in any other jurisdiction in which the Pledged Property and/or the Grantors may be located.

Section 8.8.	Waiver of Jury Trial.

AS A FURTHER INDUCEMENT FOR THE SECURED PARTY TO ENTER INTO THIS AGREEMENT AND TO MAKE THE FINANCIAL ACCOMMODATIONS TO THE COMPANY, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS RELATED TO THIS TRANSACTION.

Section 8.9                             Right of Set Off.

The Grantors each hereby grant to the Secured Party, a lien, security interest and right of setoff as security for all liabilities and obligations to the Secured Party, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Secured Party or any of its affiliates, or any entity under the control of the Secured Party, or in transit to any of them. At any time, without demand or notice, the Secured Party may set off the same or any part thereof and apply the same to any liability or obligation of the Grantors even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE THE SECURED PARTY TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE GRANTORS, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

Section 8.10	Entire Agreement.

This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

COMPANY:
IR BIOSCIENCES HOLDINGS, INC.

By: /s/ Michael Wilhelm
Name: Michael Wilhelm
Title: CEO

Jurisdiction of Incorporation, Organization or Formation:
Organizational ID:

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

GUARANTOR:
ImmuneRegen BioSciences, Inc.

By: /s/ Michael Wilhelm
Name: Michael Wilhelm
Title: CEO

Address For Notices: 8767 E. Via de Ventura Suite 190 Scottsdale, AZ 85258 Jurisdiction of Incorporation, Organization or Formation:
Organizational ID:

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

SECURED PARTY:
Brencourt Multi-Strategy Master Ltd.

By: Brencourt Advisors ,LLC

By: /s/ Michael Palmer
Name: Michael Palmer
Title: Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

SECURED PARTY:
Man Mac Schreckhorn 14B Limited

By: Brencourt Advisors ,LLC

By: /s/ Michael Palmer
Name: Michael Palmer
Title: Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

SECURED PARTY:
Brencourt Multi-Strategy Enhanced Dedicated Fund, L.P.

By: Brencourt Advisors ,LLC

By: /s/ Michael Palmer
Name: Michael Palmer
Title: Chief Financial Officer

EXHIBIT A

DEFINITION OF PLEDGED PROPERTY

For the purpose of securing prompt and complete payment and performance by the Grantor of all of the Obligations, the Grantors each unconditionally and irrevocably hereby grant to the Secured Party a continuing security interest in and to, and lien upon, the following Pledged Property of each Grantor (all capitalized terms used herein shall have the respective meanings ascribed thereto in the Code):

All personal property of each Grantor, wherever located and whether now or hereinafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including without limitation, all:

1.           Goods;

2.           Inventory, including, without limitation, all goods, merchandise and other personal property now owned or hereafter acquired by the Grantor which are held for sale or lease, or are furnished or to be furnished under any contract of service or are raw materials, work-in-process, supplies or materials used or consumed in the Grantor’s business, and all products thereof, and all substitutions. replacements, additions or accessions therefor and thereto; and any cash or non-cash Proceeds of all of the foregoing;

3.           Equipment, including, without limitation, all machinery, equipment, furniture, parts, tools and dies, of every kind and description, of the Grantor (including automotive equipment and motor vehicles), now owned or hereafter acquired by the Grantor, and used or acquired for use in the business of the Grantor, together with all accessions thereto and all substitutions and replacements thereof and parts therefor and all cash or non-cash Proceeds of the foregoing;

4.           Fixtures, including, without limitation, all goods which are so related to particular real estate that an interest in them arises under real estate law and all accessions thereto, replacements thereof and substitutions therefor, including, but not limited to, plumbing, heating and lighting apparatus, mantels, floor coverings, furniture, furnishings, draperies, screens, storm windows and doors, awnings, shrubbery, plants, boilers, tanks, machinery, stoves, gas and electric ranges, wall cabinets, appliances, furnaces, dynamos, motors, elevators and elevator machinery, radiators, blinds and all laundry, refrigerating, gas, electric, ventilating, air-refrigerating, air-conditioning, incinerating and sprinkling and other fire prevention or extinguishing equipment of whatsoever kind and nature and any replacements, accessions and additions thereto, Proceeds thereof and substitutions therefor;

5.           Instruments (including promissory notes);

6.           Documents;

7.           Accounts, including, without limitation, all Contract Rights and accounts receivable, health-care-insurance receivables, and license fees; any other obligations or indebtedness owed to the Grantor from whatever source arising; all rights of Grantor to receive any payments in money or kind; all guarantees of Accounts and security therefor; all cash or non-cash Proceeds of all of the foregoing; all of the right, title and interest of Grantor in and with respect to the goods, services or other property which gave rise to or which secure any of the accounts and insurance policies and proceeds relating thereto, and all of the rights of the Grantor as an unpaid seller of goods or services, including, without limitation the rights of stoppage in transit, replevin, reclamation and resale and all of the foregoing, whether now existing or hereafter created or acquired;

8.           Contracts and Contract Rights, including, to the extent not included in the definition of Accounts, all rights to payment or performance under a contract not yet earned by performance and not evidenced by an Instrument or Chattel Paper;

9.           Chattel Paper (whether tangible or electronic);

10.           Deposit Accounts (and in and to any deposits or other sums at any time credited to each such Deposit Account);

11.           Money, cash and cash equivalents;

12.           Letters of Credit and Letter-of-Credit Rights (whether or not the Letter of Credit is evidenced by a writing);

13.           Commercial Tort Claims;

14.           Securities Accounts, Security Entitlements, Securities, Financial Assets and all other Investment Property, including, without limitation, all ownership or membership interests in any subsidiaries or affiliates (whether or not controlled by the Grantor);

15.           General Intangibles, including, without limitation, all payment intangibles, tax refunds and other claims of the Grantor against any governmental authority, and all choses in action, insurance proceeds, goodwill, patents, copyrights, trademarks, tradenames, customer lists, formulae, trade secrets, licenses, permits, franchises, designs, computer software, research and literary rights now owned or hereafter acquired;

16.           Farm Products;

17.           All books and records (including all ledger sheets, files, computer programs, tapes and related data processing software) evidencing an interest in or relating to any of the foregoing;

18.           To the extent not already included above, all supporting obligations, and any and all cash and non-cash Proceeds, products, accessions, and/or replacements of any of the foregoing, including proceeds of insurance covering any or all of the foregoing.

ANNEX A
to
SECURITY
AGREEMENT

THE SECURED PARTY

                      1.  Appointment.  Each holder of Convertible Debentures shall be deemed irrevocably to authorize the Secured Party, as its agent, to take such action on its behalf under the provisions of the Agreement and any other Transaction Document (as such term is defined in the Purchase Agreement) and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Secured Party by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  The Secured Party may perform any of its duties hereunder by or through its agents or employees.

                      2. Nature of Duties.  The Secured Party shall have no duties or responsibilities except those expressly set forth in the Agreement.  Neither the Secured Party nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.  The duties of the Secured Party shall be mechanical and administrative in nature; the Secured Party shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of any Debtor or any holder; and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Secured Party any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

                      3. Lack of Reliance on the Secured Party.  Independently and without reliance upon the Secured Party, each holder, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such holder’s investment in the Debtors, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Secured Party shall have no duty or responsibility, either initially or on a continuing basis, to provide any holder with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter.  The Secured Party shall not be responsible to the Debtors or any holder for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Debtors or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Debtors, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Debentures or any of the other Transaction Documents.

                      4. Certain Rights of the Secured Party.  The Secured Party shall have the right to take any action with respect to the Collateral, on behalf of all of the holders.  To the extent practical, the Secured Party shall request instructions from the holders with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of a majority in interest of the holders (based on then outstanding principal amounts of Convertible Debentures); if such instructions are not provided despite the Secured Party’s request therefor, the Secured Party shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the holders in respect of actions to be taken by the Secured Party; and the Secured Party shall not incur liability to any person or entity by reason of so refraining.  Without limiting the foregoing, (a) no holder shall have any right of action whatsoever against the Secured Party as a result of the Secured Party acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Debtors shall have no right to question or challenge the authority of, or the instructions given to, the Secured Party pursuant to the foregoing and (b) the Secured Party shall not be required to take any action which the Secured Party believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

                      5.  Reliance.  The Secured Party shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, or telecopier message, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Secured Party shall have no obligation whatsoever to any holder to assure that the Collateral exists or is owned by the Debtors or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

                      6.  Indemnification.  To the extent that the Secured Party is not reimbursed and indemnified by the Debtors, the holders will jointly and severally reimburse and indemnify the Secured Party, in proportion to their initially purchased respective principal amounts of Convertible Debentures, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Secured Party in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Secured Party's own gross negligence or willful misconduct.  Prior to taking any action hereunder as Secured Party, the Secured Party may require each holder to deposit with it sufficient sums as it determines in good faith is necessary to protect the Secured Party for costs and expenses associated with taking such action.

                      7.  Resignation by the Secured Party.

(a)  The Secured Party may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 30 days' prior written notice (as provided in the Agreement) to the Debtors and the holders.  Such resignation shall take effect upon the appointment of a successor Secured Party pursuant to clauses (b) and (c) below.

(b)  Upon any such notice of resignation, the holders, acting by a majority in interest, shall appoint a successor Secured Party hereunder.

(c) If a successor Secured Party shall not have been so appointed within said 30-day period, the Secured Party shall then appoint a successor Secured Party who shall serve as Secured Party until such time, if any, as the holders appoint a successor Secured Party as provided above.  If a successor Secured Party has not been appointed within such 30-day period, the Secured Party may petition any court of competent jurisdiction or may interplead the Debtors and the holders in a proceeding for the appointment of a successor Secured Party, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Debtors on demand.

                      8.  Rights with respect to Collateral.  Each holders agrees with all other holders and the Secured Party (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Secured Party or any of the other holders in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such holder has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents.  Upon the acceptance of any appointment as Secured Party hereunder by a successor Secured Party, such successor Secured Party shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Secured Party and the retiring Secured Party shall be discharged from its duties and obligations under the Agreement.  After any retiring Secured Party’s resignation or removal hereunder as Secured Party, the provisions of the Agreement including this Annex A shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Secured Party.